UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 28, 2005

Date of Report

(Date of earliest event reported)

ICOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19171	91-1463450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22021 20th Avenue SE, Bothell, WA 98021

(Address of principal executive offices, including Zip Code)

(425) 485-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2005, ICOS Corporation, through its subsidiary ICOS Technology Services, LLC, or ICOS, entered into a Co-Promotion Agreement with Solvay Pharmaceuticals, Inc., on behalf of its subsidiary, Unimed Pharmaceuticals, Inc., or Solvay. The agreement relates to the co-promotion by ICOS and Solvay in the United States of Solvay’s prescription drug product AndroGel® (testosterone gel) 1% CIII, which is approved in the United States as replacement therapy in males for conditions associated with a deficiency or absence of a man’s own testosterone, or hypogonadism. Under the terms of the agreement, ICOS will provide promotional support for AndroGel by presenting the product during sales calls with physicians and other healthcare professionals authorized to prescribe the product and by conducting other promotional activities through its sales representatives in the United States. In exchange, Solvay will pay ICOS a service fee for each sales call conducted by ICOS’ sales representatives, as well as additional fees based on the achievement of specified sales goals in United States. In 2005, revenue from the services provided under the agreement is expected to partially offset the decline in sales force collaboration revenue to be earned by ICOS Corporation from Lilly ICOS LLC.

The initial term of the agreement runs through the end of 2006 and is subject to a one-year extension by agreement of the parties. The agreement is subject to termination by either party upon the occurrence of certain events, including the failure to achieve specified sales thresholds for AndroGel, and other customary termination events. Solvay may unilaterally terminate the agreement if ICOS fails to conduct a sufficient amount of sales calls with respect to AndroGel, if the product is withdrawn from the market by Solvay, or if Solvay discontinues its sale of the product as a result of concerns with product safety or efficacy. Solvay will retain responsibility for pricing and marketing decisions relating to AndroGel and will continue to support the product through its own sales force.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	*	Co-Promotion Agreement by and between Solvay Pharmaceuticals, Inc., on behalf of its wholly-owned subsidiary, Unimed Pharmaceuticals, Inc., and ICOS Corporation, through its subsidiary, ICOS Technology Services, LLC, dated as of January 28, 2005

99.1		Press Release of ICOS Corporation and Solvay Pharmaceuticals, Inc., dated as of January 31, 2005

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: February 3, 2005	By:	/s/ Michael A. Stein
	Name:	Michael A. Stein
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Co-Promotion Agreement by and between Solvay Pharmaceuticals, Inc., on behalf of its wholly-owned subsidiary, Unimed Pharmaceuticals, Inc., and ICOS Corporation, through its subsidiary, ICOS Technology Services, LLC, dated as of January 28, 2005

99.1	Press Release of ICOS Corporation and Solvay Pharmaceuticals, Inc., dated as of January 31, 2005

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.